Exhibit 99.1

Company Contact:	Mike Staffaroni / President & Chief Executive Officer
Mike Hessong / Chief Financial Officer
(214) 390-1831

Investor Relations:	Integrated Corporate Relations, Inc.
Joe Teklits/Brendon Frey
(203) 682-8200

HEELYS, INC. REPORTS PRELIMINARY FISCAL 2007 THIRD QUARTER SALES AND EARNINGS RESULTS

— Company Announces New Distribution —

DALLAS (October 24, 2007) — Heelys, Inc. (NASDAQ: HLYS) today announced preliminary financial results for the quarter ended September 30, 2007.

The Company currently expects net sales for the third quarter to be approximately $49 million compared to its previous guidance range of $55 to $58 million, and earnings per diluted share for the third quarter to be in the range of $0.22 to $0.23 versus the prior expectation of $0.28 to $0.30.

Mike Staffaroni, President and Chief Executive Officer of Heelys, Inc. commented, “Throughout the third quarter we took a number of steps to reduce the amount of inventory in our current domestic distribution channels, including increasing our national advertising and providing additional markdown assistance. While we appear to have made some important progress, the difficult retail environment over the past several months resulted in higher than anticipated order cancellations, increased promotional activity and rescheduled shipments, all of which negatively impacted our net sales and earnings. We continue to believe in the long-term prospects of our brand and products; however over the near-term, we expect that our business will remain challenging.”

The Company expects to release its actual net sales and earnings per diluted share, and all of its other financial results, for the quarter ended September 30, 2007 after the market closes on November 7, 2007.  A conference call to discuss the results will be held at 4:30 p.m. ET that same afternoon. A live broadcast of the conference call will be available at http://investors.heelys.com/index.cfm and www.opencompany.info.

The Company also announced that it is opening two new accounts, Famous Footwear, a division of Brown Show Company [NYSE: BWS] which operates more than 1,000 stores across the United States, and Shoe Carnival, Inc. [NASDAQ: SCVL], a chain of 285 stores located in the Midwest, South and Southeast.

Mr. Staffaroni, stated, “We are very pleased to announce this new distribution for our wheeled footwear and we are excited to have product on select shelves in time for the holiday selling period with a broader rollout expected in 2008. We believe that Famous Footwear and Shoe Carnival are both great fits for the Heelys brand, and we look forward to long and mutually beneficial relationships with them.”

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,”  “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct.  The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.